SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOST CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/29/97            7,750-            3.4217
          GAMCO INVESTORS, INC.
                                 2/28/97           23,432-            3.5000
                                 2/27/97            4,630-            3.6250
                                 2/06/97           11,025-            3.3750
                                 2/03/97           25,000-             *DO
                                 2/03/97           20,003-            3.5000
                                 1/31/97           52,500-            3.5000
                                 1/28/97            3,537-            3.5000
                                 1/23/97           20,000-            3.2500























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
                                      27




                                                SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-GENERALHOSTCV DEBT8

          GAMCO INVESTORS, INC.
                                 3/03/97               95-           80.5000
                                 2/28/97              128-           80.1094
                                 2/26/97               25-           80.0000
                                 2/24/97               50-           80.5000
                                 2/24/97               20-             *DO
                                 2/20/97               36-           82.3750
                                 2/05/97               20-           81.5000
                                 2/04/97               31-           80.5806
                                 2/03/97               44-           81.1591
                                 1/28/97               50-           80.0000
                                 1/27/97               50-             *DO
                                 1/21/97               30-             *DO




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
                                      28